UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

DATONE, INC.
(Exact name of registrant s specified in its charter)

Delaware	000-53075	16-1591157
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification No.

7325 Oswego Road Liverpool, New York  13090
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, include area code: (315) 451 7515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In conjunction with the Datone Inc.’s (the “Company”) filing of its Form 10 (first filed as Form 10-SB on February 1, 2008) and the amendments thereto and responding to the comments by the Securities and Exchange Commission (“SEC”) to the same, Mr. Craig Burton, our Chief Executive Officer concluded on October 29, 2008 that the Company’s financial statements for the six months ended June 30, 2007 and 2008 included in the Company’s Amendment No. 2 to Form 10 materially differ from our financial statements for the six months ended June 30, 2007 and 2008 in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. In particular, our additional paid in capital, accumulated deficit, interest expense and net losses were revised and total long-term liabilities have been reclassified to current liabilities in our Amendment No. 2 to Form 10 as compared to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and our statements of cash flows are materially different in both documents.

Consequently, Mr. Burton concluded, after a discussion with our independent accountant, Moore & Associates, that our financial statements for the six months ended June 30, 2007 and 2008 in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 should not be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20, as may be modified, supplemented or succeeded.

We will be restating our financial statements for the six months ended June 30, 2007 and 2008 in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 very shortly so that they will be consistent with our financial statements for the six months ended June 30, 2007 and 2008 included in our Amendment No. 2 to Form 10.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATONE, INC.

Date October 29, 2008	By:	/s/ Craig Burton
Craig Burton, Chief Executive Officer